Exhibit 10.30
Fifth Amendment to Electro-Optical Sciences, Inc. Lease
This amendment is made the 23th day of July, 2007, by and between Bridge Street Commercial, LLC, a New York Limited Liability Company having an office at One Bridge Street, Irvington, New York 10533, and Electro - Optical Sciences, Inc., a Corporation having an office at One Bridge Street, Irvington, New York 10533.
Witnesseth:
     Whereas, Owner (Bridge Street Properties, LLC) and Tenant (Electro-Optical Sciences, Inc.) entered into a lease dated December 16th, 1998 of certain premises located at One Bridge Street, Irvington New York and
     Whereas, the term of the lease set forth therein is three years commencing upon, December 16, 1998 and ending upon December 15, 2001 and has previously been amended most recently on March 27, 2006
     Now, Therefore, the parties hereto agree as follows:
1.	The term of the 5th amendment set forth herein will add Suite 11 at 2,365 square feet for a term of 3.5 years commencing on September 1, 2007 and will end on January 31, 2011.

2.	The rate to be paid monthly / yearly will be as follows:

	Yearly	Monthly
9/1/07 — 8/31/08	$66,220.00	$5,518.33
9/1/08 — 8/31/09	$68,206.60	$5,683.88
9/1/09 — 8/31/10	$70,252.80	$5,854.40
9/1/10 — 1/31/11	$72,360.38	$6,030.03
3.	Security Deposit due will be $5,518.33 and will increase according to Lease Provisions.

4.	Seven (7) additional parking spaces will be added.

5.	Owner will remove platform, paint walls and install carpet in main area and remove electrical wiring.

6.	Continuation of Lease Provisions: Except as amended herein, all other terms and conditions of the Lease and previous amendments shall remain in full force and effect for the duration of the Lease.

/s/ WILLIAM J. THOMPSON	/s/ RICHARD I. STEINHART

Bridge Street Commercial, LLC	Electro-Optical Science, Inc.

Managing Member	VP & CFO

Title	Title

8/24/07	8/16/07

Date	Date

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